UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015 (May 29, 2015)

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board Appointments

On May 29, 2015, the Board of Directors (the “Board”) of Communications Sales & Leasing, Inc. (the “Company”) approved an increase in the size of the Board from two to four members and the appointments of Jennifer Banner and David Solomon to fill the newly created vacancies. The Board also approved the appointment of both Ms. Banner and Mr. Solomon to serve on the Compensation, Audit and Governance Committees of the Board and the appointment of Ms. Banner to serve as chair of the Audit Committee and Mr. Solomon to serve as chair of the Compensation Committee. Francis X. Frantz will remain the chair of the Board and the Governance Committee. The increase in the size of the Board and each of the appointments of Ms. Banner and Mr. Solomon described above are effective June 1, 2015.

Ms. Banner and Mr. Solomon will be compensated for their board service in accordance with the Company’s non-employee director compensation program adopted by the Board on May 29, 2015. The Company’s non-employee director compensation program consists of (i) an annual cash retainer of $75,000; (ii) a one-time restricted stock grant of $100,000 that vests ratably in equal installments over four years; (iii) an annual restricted stock grant of $100,000 subject to one-year vesting; (iv) an additional annual cash retainer of $75,000 for the chair of the Board; (v) annual restricted stock grants of $20,000, $15,000 and $10,000 for the chairs of the Board’s Audit, Compensation and Governance Committees, respectively, each subject to one-year vesting; and (vi) annual restricted stock grants of $10,000, $7,500 and $5,000 for non-chair members of the Board’s Audit, Compensation and Governance Committees, respectively, each subject to one-year vesting. Ms. Banner and Mr. Solomon will also enter into the Company’s form of indemnification agreement for directors and executive officers.

There are no arrangements or understandings between Ms. Banner and Mr. Solomon and any other person pursuant to which they were selected to serve on the Board, nor are either of the new directors party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Approval of Short-Term Incentive Plan

On May 29, 2015, the Compensation Committee of the Board (the “Committee”) approved the Communications Sales & Leasing, Inc. 2015 Short-Term Incentive Plan (the “Plan”), which will be administered by the Committee. The Plan permits the Committee to award and pay performance-based cash bonuses to the Company’s President and Chief Executive Officer, Senior Vice President – Chief Financial Officer and Treasurer, and Senior Vice President – General Counsel and Secretary (the “Eligible Executives”), upon the attainment of certain criteria set forth in the Plan. The Plan is designed to reward and motivate the Company’s executive officers to achieve certain performance goals during 2015, to assist the Company in attracting and retaining qualified executives and to promote the alignment of the executive officers’ interests with those of the Company’s stockholders.

In connection with adopting the Plan, the Committee approved awards to each of the Eligible Executives for 2015. The Committee approved the following threshold (i.e., minimum), target and maximum payout opportunities, expressed as a percentage of base salary, that the Eligible Executives are eligible to receive under the Plan:

	2015 Short-Term Incentive Plan Payout Opportunities (as a percentage of base salary)
Name	Threshold	Target	Maximum
Kenneth A. Gunderman President and Chief Executive Officer	75%	150%	225%
Mark A. Wallace Senior Vice President – Chief Financial Officer and Treasurer	50%	100%	150%
Daniel L. Heard Senior Vice President – General Counsel and Secretary	50%	100%	150%

The level of the award that each of the Eligible Executives is eligible to receive will depend upon the Company’s achievement of (i) a threshold level of normalized Adjusted Funds from Operations (“AFFO”) for the period from April 27, 2015 to December 31, 2015 (the “Performance Period”) and (ii) certain performance-related corporate goals identified in the Plan. No payout will be made if the Company’s normalized AFFO is less than $250 million for the Performance Period, and the target and maximum payouts will be made, if at all, based upon the Committee’s qualitative assessment of the level of achievement of the performance-related corporate goals identified in the Plan.

The foregoing description of the Plan is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Plan itself, a copy of which is attached as Exhibit 10.1 to this Current Report.

Approval of Severance Agreement with Mark A. Wallace

On May 29, 2015, the Committee approved a severance agreement (the “Severance Agreement”) between the Company and Mark A. Wallace, Senior Vice President – Chief Financial Officer and Treasurer of the Company (the “Executive”).

The Severance Agreement is effective as of June 1, 2015, and its term continues until the earliest of (i), prior to a change in control, the date of termination determined in accordance with the Severance Agreement or June 1, 2018, or (ii), after a change in control, the Company’s performance of its obligations under the Severance Agreement if a payment trigger has occurred or the expiration of the period for a payment trigger to occur if such expiration occurs after June 1, 2018.

The Severance Agreement provides that should the Executive’s employment be terminated: (i) whether due to the Executive’s death or disability, by the Company for cause, or by the Executive with or without good reason, and such termination does not occur at the same time or within two years following a change in control of the Company, the Company must pay to the Executive his base salary and any accrued vacation pay through the date of termination in a lump sum within thirty days, to the extent not already paid; or (ii) by the Company without cause and such termination does not occur at the same time or within two years following a change in control of the Company, the Company must pay, in lieu of any other post-termination benefits, (x) the Executive’s annual base salary and any accrued vacation pay through the date of termination in a lump sum within thirty days, to the extent not already paid, and (y) an amount no less than the Executive’s annual base salary in effect on the date of termination in equal installments over a period of one year.

Additionally, should the Executive’s employment be terminated due to the Executive’s death or disability, by the Company for cause, or by the Executive without good reason and such termination occurs at the same time as or within two years following a change in control of the Company, the Company must pay to the Executive his base salary and any accrued vacation pay through the date of termination in a lump sum within thirty days, to the extent not already paid.

Finally, should the Executive’s employment be terminated by the Company without cause or by the Executive with good reason and such termination occurs at the same time as or within two years following a change in control of the Company, the Company must provide the following:

•	the Executive’s base salary and any accrued vacation pay through the date of termination;

•	any incentive compensation that has been awarded to the Executive for the completed fiscal year or other completed measuring period prior to the date of termination but not yet paid to the Executive;

•	an amount equal to the annual incentive target in effect prior to the payment trigger pro-rated through the date of termination, reduced by any amount paid or payable for the fiscal year during which the date of termination occurs;

•	an amount equal to two times the sum of: (x) the higher of (1) the Executive’s annual base salary immediately prior to the change in control and (2) the Executive’s annual base salary in effect immediately prior to the payment trigger and (y) the higher of the (1) Executive’s annual incentive target in effect immediately prior to the change in control and (2) the Executive’s annual incentive target in effect immediately prior to the payment trigger;

•	the Executive’s health and dental insurance benefits for twenty-four months; and

•	certain outplacement services.

The Company will pay or provide the foregoing in the manner set forth in the Severance Agreement.

In the event that certain payments or benefits under the Severance Agreement would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended, then such payments or benefits may be reduced in the manner set forth in the Severance Agreement.

The Company is only obligated to pay or provide, or continue to pay and provide, benefits for termination by the Company not for cause prior to a change in control or certain benefits in the event of a payment trigger to the extent that the Executive executes a waiver and release in the form set forth in the Severance Agreement and otherwise remains in compliance with certain covenants set forth therein. The Severance Agreement includes one year post-termination non-disclosure, non-compete and non-interference covenants.

The foregoing description of the Severance Agreement is only a summary, does not purport to be complete and is qualified in its entirety by the complete text of the Severance Agreement itself, a copy of which is attached as Exhibit 10.2 to this Current Report.

Approval of Forms of Equity Grant Agreements

On May 29, 2015, the Committee approved forms of grant agreements pursuant to which awards of restricted stock and performance-based restricted stock units may be granted to employees and directors of the Company and its subsidiaries under the Communications Sales & Leasing, Inc. 2015 Equity Incentive Plan. The Committee approved a form of Restricted Shares Agreement for employees, a form of Performance-Based Restricted Stock Unit Agreement, and a form of Restricted Shares Agreement for non-employee directors, which are attached as Exhibits 10.3, 10.4 and 10.5 to this Current Report. The Company previously filed a copy of the Company’s 2015 Equity Incentive Plan as Exhibit 10.12 to Amendment No. 3 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 12, 2015 (Commission File No. 001-36708).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Communications Sales & Leasing, Inc. 2015 Short-Term Incentive Plan

10.2	Severance Agreement, dated as of June 1, 2015, by and between Communications Sales & Leasing, Inc. and Mark A. Wallace

10.3	Form of Restricted Shares Agreement for employees

10.4	Form of Performance-Based Restricted Stock Unit Agreement

10.5	Form of Restricted Shares Agreement for non-employee directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2015	COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Mark A. Wallace
		Name:	Mark A. Wallace
		Title:	Senior Vice President – Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Communications Sales & Leasing, Inc. 2015 Short-Term Incentive Plan

10.2	Severance Agreement, dated as of June 1, 2015, by and between Communications Sales & Leasing, Inc. and Mark A. Wallace

10.3	Form of Restricted Shares Agreement for employees

10.4	Form of Performance-Based Restricted Stock Unit Agreement

10.5	Form of Restricted Shares Agreement for non-employee directors